                          Exhibit 99.1

Electro Rent Corporation                FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

                 Electro Rent Corporation Plans
        Extraordinary Cash Distribution of $4 Per Share

     VAN NUYS, CALIFORNIA, October 9, 2003 - Electro Rent
Corporation (NASDAQ:ELRC) announced today that its Board of
Directors has approved an extraordinary cash distribution of $4 per share.  The extraordinary cash distribution, which totals approximately $100 million, is expected to be paid on January 14,
2004, to shareholders of record on December 16, 2003. The record and payment dates may be adjusted following completion of a
Consent Solicitation of the Company's shareholders later this year.
     Chairman and Chief Executive Officer Daniel Greenberg said,
"Electro Rent is debt-free and had accumulated cash and
marketable securities totaling $168.4 million at August 31, 2003.
Following a careful evaluation of our strategy and the financial resources we will need to accomplish our goals, and taking into account recent changes in tax law regarding dividends, we believe that this extraordinary cash distribution strikes the right
balance between delivering immediate value to our shareholders and supporting our business for the long term with ample
resources to consider any acquisition opportunities that might develop in our industry."
     Greenberg noted that Electro Rent will seek shareholder
consent to clarify the effect of the extraordinary distribution on outstanding options and to authorize a reverse stock split if appropriate following the distribution.  Electro Rent intends to mail to its stockholders a Consent Solicitation that will contain important information about these proposals.  The Consent
Solicitation and related exhibits also will be available at the
SEC's website, www.sec.gov.  This summary press release does not provide all of the important information with respect to these proposals.  Accordingly, Electro Rent shareholders should
carefully review the Consent Solicitation, and the documents which it references, before determining whether to consent to these proposals.
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Electro Rent Corporation Plans Extraordinary Cash Distribution of
$4 Per Share
October 9, 2003
Page Two

Weitzman Announces Retirement
     Separately, Greenberg announced the retirement of William
Weitzman,  Electro Rent's President and Chief Operating Officer,
after 33 years with the Company.  Weitzman stepped down effective today as an officer and director, but will remain an employee of
Electro Rent and assist in an appropriate transition until his
65th birthday in January of next year.
     "Bill has been a trusted and valued colleague and a key
figure in our management team for more than 30 years.  Among his most recent significant contributions to Electro Rent's success was his role in managing our operations so that the Company
remained healthy and profitable during the past few difficult years in the technology industry," Greenberg said.  "I join with our Board in thanking Bill for his long and dedicated service.
All of us at Electro Rent wish him continued success."

About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those

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Electro Rent Corporation Plans Extraordinary Cash Distribution of
$4 Per Share
October 9, 2003
Page Three

risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

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